Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Each of the undersigned officers of Nurix Therapeutics, Inc. (the Company) certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Quarterly Report on Form 10-Q of the Company for the quarter ended August 31, 2021 (the Quarterly Report), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Arthur T. Sands
Arthur T. Sands, M.D., Ph.D.
President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Hans van Houte
Hans van Houte
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: October 14, 2021